As filed with the Securities and Exchange Commission on December 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3947402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8659 Research Drive

Irvine, California 92618

(949) 453-6800

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Christine Besnard, Esq.

Executive Vice President and General Counsel

Multi-Fineline Electronix, Inc.

8659 Research Drive

Irvine, California 92618

(949) 453-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey T. Baglio, Esq.

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121-2133

Telephone: (858) 677-1400

Facsimile: (858) 677-1477

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the selling stockholders named in the prospectus contained herein.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	14,817,052	$16.43	$243,444,165	$33,206

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the registrant’s common stock as reported on the NASDAQ Global Select Market on November 29, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 6, 2012

PROSPECTUS

MULTI-FINELINE ELECTRONIX, INC.

14,817,052 Shares

Common Stock

This prospectus relates to an aggregate of up to 14,817,052 shares of our common stock, par value $0.0001 per share, which may be offered for sale from time to time by the selling stockholders named in the “Selling Stockholders” section of this prospectus. We will not receive proceeds from any sale of our common stock by the selling stockholders.

The selling stockholders may offer shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling stockholders, refer to the section of this prospectus entitled “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the shares of common stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We will bear all fees and expenses incident to the registration of the shares of our common stock held by the selling stockholders and the initial offering effected by them and their permitted assigns pursuant to this prospectus, except that the selling stockholders will pay any underwriting discounts, selling commissions and transfer taxes, and all fees and expenses of legal counsel for the selling stockholders. Refer to the section of this prospectus entitled “Selling Stockholders — Registration Rights Agreement” for more information on the allocation of expenses.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that information contained in or incorporated by reference into this prospectus is accurate as of any other date.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “MFLX.” On December 5, 2012, the closing price of our common stock was $17.58 per share.

Investing in our securities involves risks. See “Risk Factors” on page 5 and contained in any applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus relates to the possible resale by the selling stockholders of an aggregate of up to 14,817,052 shares of our common stock from time to time in one or more offerings. The selling stockholders include United Wearnes Technology Pte Ltd (“United Wearnes”) and Wearnes Technology (Private) Limited (“Wearnes Technology”), which are subsidiaries of WBL Corporation Limited (“WBL”), and WBL. In this prospectus, we sometimes refer to WBL and its subsidiaries and affiliates collectively as the “WBL Group” and to WBL, United Wearnes and Wearnes Technology collectively as the “WBL selling stockholders.”

The selling stockholders may offer and sell, from time to time, an aggregate of up to 14,817,052 shares of our common stock under the prospectus. In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.

Neither we nor the selling stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We were incorporated as Multi-Fineline Electronix, Inc. in California in October 1984. In connection with our initial public offering, we reincorporated as Multi-Fineline Electronix, Inc. in Delaware on June 4, 2004. Throughout this prospectus, references to “we,” “our,” “us,” the “Company” and “MFLEX” refer to Multi-Fineline Electronix, Inc. and our consolidated subsidiaries, except where it is made clear that the term means only Multi-Fineline Electronix, Inc.

SUMMARY

This summary highlights selected information from, or incorporated by reference into, this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including “Risk Factors” beginning on page 5, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Our Company

We are one of the world’s largest producers of flexible printed circuits and flexible circuit assemblies. With facilities in Irvine, California; Suzhou, China; Chengdu, China; Cambridge, England; Korea; Taiwan; and Singapore, we offer a global service and support base for the sale, design and manufacture of flexible interconnect solutions.

We are a global provider of high-quality, technologically advanced flexible printed circuits and value-added component assembly solutions to the electronics industry. We believe that we are one of a limited number of manufacturers that provide a seamless, integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. We target our solutions within the electronics market and, in particular, our solutions enable our customers to achieve a desired size, shape, weight or functionality of the device. Current examples of applications for our products include mobile phones, smartphones, tablets, consumer products, portable bar code scanners, computer/data storage and medical devices. We provide our solutions to original equipment manufacturers (“OEMs”) such as Apple, Inc. and to electronic manufacturing services providers such as Foxconn Electronics, Inc., Jabil Circuit, Inc., and Flextronics International Ltd. Our business model, and the way we approach the markets which we serve, is based on value added engineering and providing technology solutions to our customers facilitating the miniaturization of portable electronics. We currently rely on a core mobility end-market for nearly all of our revenue. We believe this dynamic market offers fewer, but larger, opportunities than other electronic markets do, and changes in market leadership can occur with little to no warning. Through early supplier involvement with customers, we look to assist in the development of new designs and processes for the manufacturing of their products and, through value added component assembly of components on flex, we seek to provide a higher level of product within their supply chain structure. This approach is relatively unique and may or may not always fit with the operating practices of all OEMs. Our ability to add to our customer base may have a direct impact on the relative percentage of each customer’s revenue to total revenues during any reporting period.

We are party to several contracts with our customers. These contracts generally provide that we will manufacture products for the customers against purchase orders delivered by the customers. The contracts provide for no minimum purchase obligations, but do generally contain terms regarding timing of payment, product delivery, product quality controls, confidentiality, ownership of intellectual property and indemnification. Additional terms may also be included in specific purchase orders. Some of these contracts also contain provisions that require us to pay damages if we fail to perform our obligations under the contracts.

We typically have numerous programs in production at any particular time, the life cycle for which is typically around one year. The programs’ prices are subject to intense negotiation and are determined on a program by program basis, dependent on a wide variety of factors, including without limitation, expected volumes, assumed yields, material costs, and the amount of third party components within the program. Our profitability is dependent upon how we perform against our targets and the assumptions on which we base our prices for each particular program. Our volumes, margins and yields also vary from program to program and, given various factors and assumptions on which we base our prices, are not necessarily indicative of our profitability. In fact, some lower-priced programs have higher margins while other higher-priced programs have lower margins. Given that the programs in production vary from period to period and the pricing and margins between programs vary widely, volumes are not necessarily indicative of our performance. For example, we could experience an increase in volumes for a particular program during a particular period, but depending on that program’s margins and yields and the other programs in production during that period, those higher volumes may or may not result in an increase in overall profitability.

Our growth has been due, in part, to our early supplier involvement allowing our engineers to gain an understanding of the application and use of the customers’ circuits. This knowledge allows our engineers to utilize their expertise in flex circuit design and assist in the selection of materials and technologies to provide a high quality and cost effective product. Vertically integrated flex circuit manufacturing, assembly, and tooling operations have allowed us to offer superior lead time support to facilitate customer requirements. We believe the early involvement and knowledge of the specific customer flexible assemblies and designs of these assemblies allows us to ramp production at a quicker pace than many of our competitors. The speed and certainty of the production ramp is critical to our customers who view time to market as a key success factor.

Our headquarters are located at 8659 Research Drive, Irvine, California 92618. Our telephone number is (949) 453-6800. Our web site address is www.mflex.com. Information contained on our web site is not incorporated into, and does not constitute any part of, this prospectus.

The Offering

Securities that may be Offered by the Selling Stockholders	Up to an aggregate of 14,817,052 shares of our common stock. See “Selling Stockholders” beginning on page 11 of this prospectus.

Use of Proceeds	All proceeds from the sale of shares of common stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of our common stock offered pursuant to this prospectus. See “Use of Proceeds” beginning on page 6 of this prospectus.

NASDAQ Global Select Market Symbol	MFLX

Risk Factors	See “Risk Factors” beginning on page 5.

On November 30, 2012, we entered into a Registration Rights Agreement with the WBL selling stockholders (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we are required to use our reasonable efforts to register the shares of our common stock held by the WBL selling stockholders by filing one shelf registration statement that permits the resale of shares by the WBL selling stockholders and their permitted assigns into the market from time to time over an extended period. We have the right to postpone the filing or amendment of the shelf registration statement upon certain conditions. The filing of this shelf registration statement is being made pursuant to the Registration Rights Agreement. For more information, refer to the section of this prospectus entitled “Selling Stockholders.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth below and the specific risks set forth under “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated herein by reference, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, before making an investment decision. Each of these risks could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, refer to the section of this prospectus entitled “Where You Can Find More Information.”

Risks Related to this Offering

Sales of our common stock by the WBL selling stockholders could depress the price of our common stock.

A large influx of shares of our common stock into the market as a result of sales by the WBL selling stockholders, or the mere perception that these sales could occur, could cause the market price of our common stock to decline, perhaps substantially. Although the WBL selling stockholders may not allow their aggregate ownership of our outstanding common stock to drop below 50% without approval of WBL’s shareholders, even a sale of up to 12% of our outstanding common stock (which the WBL selling stockholders could effect without a shareholder vote) could impact the market price of our common stock. Further, these sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Sales of our common stock by the WBL selling stockholders may weaken market confidence in our prospects.

The WBL selling stockholders currently hold approximately 62.2% of our outstanding common stock and have been our controlling stockholders since 1988. The WBL selling stockholders’ decision to sell a large number of our shares of common stock, or the perception that such sales could occur, may weaken market confidence in us or our prospects, which could have an adverse effect on our financial condition, results of operation or stock price.

The WBL selling stockholders’ sale of shares in the market may result in a change of control without the minority receiving the benefit of a control premium.

The WBL selling stockholders currently hold approximately 62.2% of our outstanding common stock, which constitutes control of us. The WBL selling stockholders can sell their positions, which would constitute a change of control, without the vote or consent of our other stockholders and without the minority stockholders receiving the benefit of a control premium. Any purchaser of a large number of shares of our common stock would be able to exert significant influence over our operations, including, without limitation, the composition of our board of directors, control of our management and policies and the outcome of corporate transactions. Any subsequent controlling stockholder may have interests which may conflict with, or be different from, the interests of our other stockholders.

The WBL selling stockholders may sell some or all of their shares to investors who have interests that are different from or adverse to our other stockholders.

We have no control over to whom the WBL selling stockholders sell shares of our common stock. The WBL selling stockholders could sell their shares to one of our competitors, a potential acquiror or another person whose interests differ, perhaps materially, from our other stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements in this prospectus and the information incorporated herein by reference about our expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements and predictions as to our expectations regarding our revenues, net sales, sales, full year net sales growth, net income, operating expenses, research and development expenses, earnings, operations, gross margins, including without limitation, our targeted gross margin range, achievement of margins within or outside of such range and factors that could affect gross margins, yields, anticipated cash needs and uses of cash, capital requirements and capital expenditures, payment terms, expected tax rates, results of audits of us in China and the U.S., needs for additional financing, use of working capital, the benefits and risks of our China operations, anticipated growth strategies, ability to attract customers and diversify our customer base, including without limitation the relative size of each customer to us, sources of net sales, anticipated trends and challenges in our business and the markets in which we operate, trends regarding the use of flex in smartphones, tablets and other consumer electronic devices, the adequacy and expansion of our facilities, capability, capacity and equipment, the impact of economic and industry conditions on our customers and our business, current and upcoming programs and product mix and the learning curves associated with our programs, market opportunities and the utilizations of flex and flex assemblies, customer demand, our competitive position, critical accounting policies and the impact of recent accounting pronouncements. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, our financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the word “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “aim,” “potential,” “plan,” or similar words.

Actual events or results may differ materially from our expectations. Important factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements include, but are not limited to, the impact of changes in demand for our products, our success with new and current customers, our ability to develop and deliver new technologies, our ability to diversify our customer base, our effectiveness in managing manufacturing processes and costs and expansion of our operations, the degree to which we are able to utilize available manufacturing capacity, achieve expected yields and obtain expected gross margins, the impact of competition, the economy and technological advances, and the risks set forth under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated herein by reference.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of the relevant document. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The following describes our common stock and preferred stock and certain provisions of our restated certificate of incorporation and our seconded amended and restated bylaws (the “amended and restated bylaws”). This description is only a summary. You should also refer to the restated certificate of incorporation and the amended and restated bylaws that have been filed with the SEC and incorporated herein by reference.

As of November 30, 2012, there were 23,833,297 shares of our common stock outstanding held by approximately 20 stockholders of record.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our Board of Directors may determine from time to time.

No Preemptive, Conversion or Redemption Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is fully paid and nonassessable.

Preferred Stock

Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 5,000,000 shares of preferred stock in one or more series, without stockholder approval. Our Board is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Our Board of Directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law and our Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the business combination is approved by the Board of Directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our Board of Directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaws

Our restated certificate of incorporation and amended and restated bylaws provide that:

•

no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our amended and restated bylaws, and stockholders may not act by written consent;

•	our Board of Directors is expressly authorized to make, alter or repeal our amended and restated bylaws;

•

our Board of Directors has the ability to change the size of the Board of Directors and fill vacancies on the Board of Directors created by the death, incapacity or resignation of a director or an increase in the size of the Board of Directors without stockholder approval;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•

our Board of Directors is divided into three classes serving staggered three year terms, with one class of directors being elected at each annual meeting of stockholders and the other classes continuing for the remainder of their respective terms;

•	our Board of Directors is authorized to issue preferred stock without stockholder approval; and

•

we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

In addition, so long as a single or related group of stockholders continue to own at least one-third of our outstanding common stock, a transaction between us and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or NASDAQ rules to be approved by our stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

Registration Rights

On November 30, 2012, we entered into the Registration Rights Agreement with the WBL selling stockholders. Pursuant to the Registration Rights Agreement, we are required to use our reasonable efforts to register the shares of our common stock held by the WBL selling stockholders by filing one shelf registration statement that permits the resale of shares by the WBL selling stockholders and their permitted assigns into the market from time to time over an extended period. We have the right to postpone the filing or amendment of the shelf registration statement upon certain conditions. The filing of this shelf registration statement is being made pursuant to the Registration Rights Agreement.

In addition, the WBL selling stockholders and their permitted assigns have the ability to exercise certain piggyback registration rights with respect to our shares it holds if we elect to register any of our common stock. The Registration Rights Agreement also includes provisions dealing with allocation of securities included in registration statements, registration procedures, indemnification, contribution, assignment, and allocation of expenses. If the WBL selling stockholders fail to sell at least 4,000,000 of the shares they hold in a transaction effected off this shelf registration statement within twelve months following its effectiveness, the Registration Rights Agreement will terminate. Also, the Registration Rights Agreement will terminate when the WBL selling stockholders and their permitted assigns no longer hold any “registrable securities” (as defined in the Registration Rights Agreement). “Registrable securities” refers to all shares of our common stock owned by the WBL selling stockholders or acquired by their permitted assigns from any of the WBL selling stockholders.

Pursuant to the Registration Rights Agreement, we are required to pay all fees and expenses incident to the registration of the shares of our common stock held by the selling stockholders and the initial offering effected by them and their permitted assigns pursuant to this prospectus, including, without limitation, registration and filing fees, fees and expenses related to compliance with “Blue Sky” laws, printing expenses, expenses of our legal counsel and independent certified public accountants and all expenses related to the “road-show” for any underwritten offering, but excluding any underwriting discounts, selling commissions and transfer taxes, and all fees and expenses of the selling stockholders’ legal counsel. However, all fees and expenses incident to any subsequent offering by the selling stockholders and their permitted assigns after the first completed offering pursuant to this prospectus shall be shared equally (i.e. 50 percent each) between us and the selling stockholders and their permitted assigns, as applicable, excluding any underwriting discounts, selling commissions and transfer taxes, and all fees and expenses of their respective legal counsel.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing on The NASDAQ Global Select Market

Our common stock is listed on The NASDAQ Global Select Market under the symbol “MFLX.”

SELLING STOCKHOLDERS

This prospectus relates to:

•

the possible resale, distribution or other transfer by United Wearnes and Wearnes Technology, subsidiaries of WBL, from time to time of an aggregate of up to 14,817,052 shares of our common stock, including the possible transfer by United Wearnes and/or Wearnes Technology of all or a portion of the 14,817,052 shares of our common stock to WBL;

•	the possible resale, distribution or other transfer by WBL from time to time of all or a portion of such shares of our common stock; and

•	the possible resale, distribution or other transfer by WBL’s transferees from time to time of all or a portion of such shares of our common stock received by them from WBL.

We refer to WBL, United Wearnes and Wearnes Technology collectively as the “WBL selling stockholders.”

Acquisition of Shares by Selling Stockholders

Prior to our initial public offering, we effected a reverse stock split in our common stock at a ratio of 100 to 1 in 1988, and a forward stock split in our common stock of 15 for 1 in 2004. The share numbers listed in this section (“Acquisition of Shares by Selling Stockholders”) give effect to these splits.

During the period from March 1987 to January 1989, Wearnes Technology, a 99.97% owned subsidiary of WBL, purchased an aggregate of 2,723,190 shares of our common stock from us in private offerings exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Securities Act”), including pursuant to Section 4(a)(2) thereunder. During the period from 1993 to 1997, Wearnes Technology acquired an aggregate of 1,129,507 shares of our common stock from various stockholders at that time in a series of private transactions to which the company was not a party and that were exempt from the registration requirements of the Securities Act, including pursuant to Section 4(a)(1) or Section 4(a)(2).

Wearnes Technology acquired an additional 2,992,140 and 4,972,215 shares of our common stock pursuant to our rights issuances in April and May 1997 and October 2003, respectively, resulting in its ownership of an aggregate of 11,817,052 shares of our common stock, which are the shares of our common stock being offered pursuant to this prospectus. Each of these transactions was exempt from the registration requirements of the Securities Act.

In January 1989, United Wearnes, a 60% owned subsidiary of Wearnes Technology, purchased 1,500,000 shares of our common stock from us in a private transaction. United Wearnes acquired an additional 1,500,000 shares of our common stock pursuant to our rights issuance in October 2003, resulting in its ownership of an aggregate of 3,000,000 shares of our common stock, which are the shares of our common stock being offered pursuant to this prospectus. Each of these transactions also was exempt from the registration requirements of the Securities Act.

Stockholders Agreement

On October 25, 2005, we entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with the WBL selling stockholders. The Stockholders Agreement provides, among other things, that so long as the WBL selling stockholders in the aggregate effectively own (as defined in the Stockholders Agreement) one-third or more of our outstanding common stock, the appointment of our chief executive officer or the issuance of securities that would reduce the WBL selling stockholders’ effective ownership in us to below a majority of our shares outstanding on a fully diluted basis requires the affirmative vote of at least one individual who has been formally designated by any of the WBL selling stockholders to serve as a director on our Board and who is subsequently elected to our Board (a “WBL Designee”). Roy Tan and Benjamin Duster, members of our Board of Directors, each serve as a WBL Designee. Mr. Tan is currently employed by WBL and serves as a director of United Wearnes, and Mr. Duster serves on the board of directors of WBL.

The Stockholders Agreement will terminate when the WBL selling stockholders no longer effectively own at least one-third of the outstanding shares of our common stock (on an as converted and as exchanged basis).

In addition to the WBL selling stockholders’ rights under the Stockholders Agreement, as the owner of shares of our common stock representing over a majority of our outstanding shares of common stock, the WBL selling stockholders have the power to determine or significantly influence the outcome of our director elections and matters requiring the affirmative vote of our stockholders, including the power to prevent an acquisition of us or any other change in control of our company. Because the interests of the WBL selling stockholders as our controlling stockholders may differ from the interests of our other stockholders, actions taken by the WBL selling stockholders with respect to us may not be favorable to such other stockholders.

Transactions with the WBL Group

During the second fiscal quarter of 2011, we entered into an agreement to purchase property located in Suzhou, China from Wearnes Global (Suzhou) Co., Ltd., a subsidiary of WBL, for a total purchase price of 32,314 Chinese Renminbi ($5,096 at September 30, 2012). We previously leased such property from WBL. As of September 30, 2012, we leased a facility from WBL in Singapore. The aggregate lease payments made to WBL for fiscal 2012 were approximately $0.1 million. We believe that the commercial transactions described above were made or entered into on terms that are no less favorable to us than those we could obtain from unaffiliated third parties.

Management fees may be charged to us by WBL, pursuant to a Corporate Services Agreement between us and a member of the WBL Group. Under this agreement, we may be billed for services on a time and materials basis. For the fiscal year ended September 30, 2012, no services were provided under this agreement.

Registration Rights Agreement

On November 30, 2012, we entered into the Registration Rights Agreement with the WBL selling stockholders. Pursuant to the Registration Rights Agreement, we are required to use our reasonable efforts to register the shares of our common stock held by the WBL selling stockholders by filing one shelf registration statement that permits the resale of shares by the WBL selling stockholders and their permitted assigns into the market from time to time over an extended period. We have the right to postpone the filing or amendment of the shelf registration statement upon certain conditions. The filing of this shelf registration statement is being made pursuant to the Registration Rights Agreement.

In addition, the WBL selling stockholders and their permitted assigns have the ability to exercise certain piggyback registration rights with respect to Company shares it holds if we elect to register any of our common stock. The Registration Rights Agreement also includes provisions dealing with allocation of securities included in registration statements, registration procedures, indemnification, contribution, assignment, and allocation of expenses. If the WBL selling stockholders fail to sell at least 4,000,000 of the shares they hold in a transaction effected off this shelf registration statement within twelve months following its effectiveness, the Registration Rights Agreement will terminate. Also, the Registration Rights Agreement will terminate when the WBL selling stockholders and their permitted assigns no longer hold any “registrable securities” (as defined in the Registration Rights Agreement). “Registrable securities” refers to all shares of our common stock owned by the WBL selling stockholders or acquired by their permitted assigns from any of the WBL selling stockholders.

Pursuant to the Registration Rights Agreement, we are required to pay all fees and expenses incident to the registration of the shares of our common stock held by the selling stockholders and the initial offering effected by them and their permitted assigns pursuant to this prospectus, including, without limitation, registration and filing fees, fees and expenses related to compliance with “Blue Sky” laws, printing expenses, expenses of our legal counsel and independent certified public accountants and all expenses related to the “road-show” for any underwritten offering, but excluding any underwriting discounts, selling commissions and transfer taxes, and all fees and expenses of the selling stockholders’ legal counsel. However, all fees and expenses incident to any subsequent offering by the selling stockholders and their permitted assigns after the first completed offering pursuant to this prospectus shall be shared equally (i.e. 50 percent each) between us and the selling stockholders and their permitted assigns, as applicable, excluding any underwriting discounts, selling commissions and transfer taxes, and all fees and expenses of their respective legal counsel.

Selling Stockholders

The following tables present information regarding the selling stockholders and the shares that they may offer and sell or otherwise dispose of from time to time under this prospectus. These tables are prepared based on information supplied to us by the selling stockholders. As used in this prospectus, the term “selling stockholders” includes WBL, United Wearnes and Wearnes Technology; and any donees, pledgees, transferees, permitted assigns or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other transfer. The first table below presents information regarding the shares of our common stock that United Wearnes and Wearnes Technology, and their respective donees, pledgees, transferees, permitted assigns or other successors in interest, may offer and sell, distribute or otherwise transfer from time to time. The second table below presents information regarding the shares of our common stock that WBL, assuming and upon transfer by United Wearnes and Wearnes Technology of all of their shares of common stock to WBL, and its donees, pledgees, transferees, permitted assigns or other successors in interest, may offer and sell, distribute or otherwise transfer from time to time.

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholders may offer and sell, distribute or otherwise transfer under this prospectus. A selling stockholder may sell, distribute or otherwise transfer some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling, distributing or otherwise transferring them, and, except as described above, we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the shares. Because the selling stockholders may offer all, some, or none of the shares of common stock that they own pursuant to this offering, we cannot estimate the number of shares of common stock that the selling stockholders will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the applicable offering.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 23,833,297 shares of our common stock that were outstanding as of November 30, 2012.

Name of Beneficial Owner	Shares Beneficially Owned Before Offering		Shares Being Offered	Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent
Wearnes Technology (Private) Limited(1)	11,817,052	49.6%	11,817,052	—	—
United Wearnes Technology Pte Ltd(2)	3,000,000	12.6%	3,000,000	—	—
Total	14,817,052	62.2%	14,817,052	—	—

Notes:

(1)	Wearnes Technology is a 99.97% owned subsidiary of WBL. Benjamin Duster, one of our directors, is a director of WBL, and Roy Tan, another of our directors, is an employee of WBL and a director of United Wearnes.

(2)	United Wearnes is a 60% owned subsidiary of Wearnes Technology. Benjamin Duster, one of our directors, is a director of WBL, and Roy Tan, another of our directors, is an employee of WBL and a director of United Wearnes.

Name of Beneficial Owner	Shares Beneficially Owned Before Offering		Shares Being Offered	Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent
WBL Corporation Limited(1)	14,817,052	62.2%	14,817,052	—	—

Note:

(1)	Benjamin Duster, one of our directors, is a director of WBL, and Roy Tan, another of our directors, is an employee of WBL and a director of United Wearnes.

The principal business address of the WBL selling stockholders is 801, Lorong 7 Toa Payoh, #07-00, Wearnes Building, Singapore 319319.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees, permitted assigns or other successors in interest (including transferees that receive shares of common stock from a WBL selling stockholder under this prospectus), may use any one or more of the following methods (or in any combination) to sell, distribute or otherwise transfer the securities from time to time:

•	through underwriters or dealers for resale to the public or to investors;

•	directly to one or more purchasers;

•	through agents;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades;

•	through public or privately negotiated transactions; or

•	any other method permitted pursuant to applicable law.

In particular, the selling stockholders may offer and sell, distribute or otherwise transfer from time to time at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to prevailing market prices; at varying prices determined at the time of sale; or at negotiated prices. These offers and sales or distribution may be effected from time to time in one or more transactions, including:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;

•	in transactions otherwise than on a national securities exchange or quotation service or in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	in ordinary brokerage transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through the writing of options, convertible securities or other contracts or agreements to be satisfied by the delivery of shares of common stock;

•	through short sales;

•	through privately negotiated transactions;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	broker-dealers may agree with any selling stockholder to sell a specified number of its shares at a stipulated price per share;

•	through the lending of such securities;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the distribution of such securities by any selling stockholder to its stockholders;

•	through a combination of any of the above methods; or

•	through any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares in open market transactions under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus, as appropriate.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus, as appropriate. In particular, United Wearnes and/or Wearnes Technology may transfer all or a portion of their shares of our common stock to WBL and WBL, upon transfer to it of such shares by United Wearnes and/or Wearnes Technology, may transfer all or a portion of such shares and the transferees may, in turn, sell or otherwise transfer such shares of common stock that they receive from WBL from time to time under the prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include transferees that receive shares from WBL as selling stockholders under the prospectus, as appropriate.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of our common stock and any offering effected by the selling stockholders, excluding any underwriting discounts, selling commissions and transfer taxes, and all fees and expenses of legal counsel for the selling stockholders. However, all fees and expenses incident to any subsequent offering by the selling stockholders after the first completed offering pursuant to this prospectus shall be shared equally (i.e. 50 percent each) between us and the selling stockholders, excluding any underwriting discounts, selling commissions and transfer taxes, and all fees and expenses of legal counsel for the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Agents, dealers and underwriters may be entitled under agreements entered into with the selling stockholders to indemnification by the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on the selling stockholders’ behalf.

At any time a particular offer of the shares of common stock is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the shares of common stock and the proceeds to the selling stockholders from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

Through Underwriters

If underwriters are used in a sale or distribution, the shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell or distribute the shares of our common stock in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The shares of our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the shares of our common stock offered in the particular underwritten offering, if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the shares of our common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

The selling stockholders may sell or distribute the shares of our common stock directly or through agents the selling stockholders designates from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the shares of our common stock covered by this prospectus, the selling stockholders will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales

The selling stockholders may sell or distribute the shares of our common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the shares of our common stock from the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

The selling stockholders and the underwriters may engage in derivative transactions involving the shares of our common stock. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling stockholders may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from the selling stockholders or others (or, in the case of derivatives, securities received from the selling stockholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

The selling stockholders may loan or pledge the shares of our common stock to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Morrison & Foerster LLP, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Multi-Fineline Electronix Inc.’s Annual Report on Form 10-K for the year ended September 30, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended September 30, 2012;

•	Our Current Reports on Form 8-K filed with the SEC on October 11, 2012 and December 3, 2012; and

•

The description of our common stock set forth in our registration statement on Form 8-A12G, filed on June 22, 2004, including any amendments or reports filed for the purpose of updating the description.

These documents may also be accessed on our website at www.mflex.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our web site is not a part of this prospectus.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Multi-Fineline Electronix, Inc., Attention: Investor Relations Department, 8659 Research Drive, Irvine, CA 92618, or contact Investor Relations via our website at www.mflex.com or via telephone at (949) 453-6800.

MULTI-FINELINE ELECTRONIX, INC.

14,817,052 Shares

Common Stock

PROSPECTUS

                    , 2012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Amount to be Paid
Securities and Exchange Commission registration fee	$33,206
Legal fees and expenses	120,000
Accounting fees and expenses	75,000
Miscellaneous	6,794

Total	$235,000

Item 15.	Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, such as injunctive relief or rescission.

Our restated certificate of incorporation and seconded amended and restated bylaws (the “amended and restated bylaws”) in effect provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to our restated certificate of incorporation or amended and restated bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of that director or officer occurring prior to that amendment or repeal. Our amended and restated bylaws also provide that we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have obtained such a directors’ and officers’ liability insurance policy. We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 16.	Exhibits and Financial Statement Schedules

The attached Exhibit Index is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, State of California, on December 6, 2012.

MULTI-FINELINE ELECTRONIX, INC.

BY:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Reza Meshgin and Thomas Liguori, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities including his capacity as a director and/or officer of Multi-Fineline Electronix, Inc., to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philippe Lemaitre Philippe Lemaitre	Chairman of the Board of Directors	December 6, 2012

/s/ Reza Meshgin Reza Meshgin	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2012

/s/ Thomas Liguori Thomas Liguori	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	December 6, 2012

/s/ Benjamin C. Duster, IV Benjamin C. Duster, IV	Director	December 6, 2012

/s/ Kheng-Joo Khaw Kheng-Joo Khaw	Director	December 6, 2012

/s/ Linda Lim, Ph.D. Linda Lim, Ph.D.	Director	December 6, 2012

Signature	Title	Date

/s/ Donald Schwanz Donald Schwanz	Director	December 6, 2012

/s/ Roy Chee Keong Tan Roy Chee Keong Tan	Director	December 6, 2012

/s/ Sam Yau Sam Yau	Director	December 6, 2012

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

4.1(1)	Restated Certificate of Incorporation of the Company.

4.2(2)	Second Amended and Restated Bylaws of the Company.

4.3(1)	Form of Common Stock Certificate.

4.4(3)	Amended and Restated Stockholders Agreement dated October 25, 2005 among Multi-Fineline Electronix, Inc., Wearnes Technology (Private) Limited, United Wearnes Technology Pte Ltd, and WBL Corporation Limited.

4.5(4)	Registration Rights Agreement dated November 30, 2012 among Multi-Fineline Electronix, Inc., Wearnes Technology (Private) Limited, United Wearnes Technology Pte Ltd, and WBL Corporation Limited.

5.1**	Opinion of Morrison & Foerster LLP.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	Filed herewith.
(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-114510) declared effective by the Securities and Exchange Commission (“SEC”), on June 24, 2004.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2009 (File No. 000-50812).
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2005 (File No. 000-50812).
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 3, 2012.